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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 (No. 333-80529) of our reports dated June 10, 1999 relating to the financial statements and financial statement schedule of HarvardNET Inc. and the financial statements of Internet Northeast, and of our report dated May 14, 1999 relating to the financial statements of the Network Services Division of Comstor Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
July 15, 1999